Exhibit 1.01

STERIS plc

Conflict Minerals Report for the Reporting Period from January 1, 2023 to December 31, 2023

Introduction

This Conflict Minerals Report is filed by STERIS plc (“STERIS”) for the reporting period from January 1, 2023 to December 31, 2023 (the “Reporting Period”) as Exhibit 1.01 to STERIS’s Form SD pursuant to the requirements of Rule 13p-1 of the Securities Exchange Act of 1934, as amended (the “Rule”), which was promulgated pursuant to the requirements of Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Rule requires the annual filing with the Securities and Exchange Commission (“SEC”) of a Form SD, together with this Report (if relevant) as an Exhibit to Form SD, by STERIS regarding the sourcing of those conflict minerals (as defined below) contained in the products that STERIS and its subsidiaries (collectively, the “Company”) manufacture or contract to manufacture if the conflict minerals are necessary to the production or functionality of the products. Conflict minerals are defined as columbite-tantalite (also known as coltan, the metal ore from which tantalum is extracted), cassiterite (the metal ore from which tin is extracted), gold, and wolframite (the metal ore from which tungsten is extracted), or their derivatives, or any other mineral or its derivatives designated in specified circumstances by the U.S. Secretary of State to be financing conflict in the Democratic Republic of the Congo or an adjoining country (the “covered countries”). The covered countries are Angola, Burundi, Central African Republic, the Democratic Republic of the Congo, Republic of Congo, Rwanda, South Sudan, Tanzania, Uganda and Zambia. These conflict minerals are currently limited to tin, tantalum, tungsten and gold (“3TGs” or “conflict minerals”).

As permitted by applicable guidance of the SEC, the Company has not obtained an independent private sector audit for this Conflict Minerals Report. The contents of any website referred to in this Conflict Minerals Report is not incorporated by reference in this Conflict Minerals Report.

The Company

STERIS is a leading global provider of products and services that support patient care with an emphasis on infection prevention. WE HELP OUR CUSTOMERS CREATE A HEALTHIER AND SAFER WORLD by providing innovative healthcare and life science products and services around the globe. We offer our Customers a unique mix of innovative products and services. These include: consumable products, such as detergents, endoscopy accessories, barrier products, instruments and tools; and services, including equipment installation and maintenance, microbial reduction of medical devices, instrument and scope repair, laboratory testing, outsourced reprocessing; and capital equipment, such as sterilizers, surgical tables, and automated endoscope reprocessors, and connectivity solutions such as operating room (“OR”) integration.

Only certain STERIS products contain one or more 3TGs and fall within the scope of the Rule. We have determined that the following product lines contain or may contain 3TGs: sterilizers, generators and liquid chemical sterilant processing systems, automated washer/disinfector systems, general and specialty surgical tables, surgical and endoscopy equipment, warming cabinets, electron beam and x-ray systems, single use dental products, filtration and disinfectant technologies and high purity water equipment. On May 31, 2024, STERIS completed the sale of its Dental business, which produced the single use dental products noted in the prior sentence.

Company Supply Chains

The Company manufactures its products from components, raw materials and other materials purchased from third-party suppliers. These suppliers are located all over the world. The Company utilizes several different supply chains to support its manufacturing operations. In many cases there are numerous upstream layers involved in the Company supply chains, with the Company being a remote distance downstream from the smelter or refiner at which the conflict minerals are processed. We do not purchase any conflict minerals directly from miners, smelters or refiners. Therefore, we must rely on our direct and indirect suppliers to provide information about the origin of any conflict minerals in our products.

Reasonable Country of Origin Inquiry (“RCOI”)

For reporting year 2023, our RCOI process utilized a risk-based approach to determine which of our suppliers we should survey for information regarding their conflict minerals sourcing. Our Vice President of Internal Audit and Corporate Compliance, who reports directly to our Vice President, Chief Compliance Officer, leads our conflict minerals compliance program. The Vice President of Internal Audit and Corporate Compliance and a group of Company employees representing the compliance and supply chain departments of the Company (the “Global Compliance Team”) reviewed and analyzed information about our products and supply chains to determine which product components and materials might be reasonably likely to contain necessary 3TGs. We based this determination on the nature of, and the suppliers of, the products and materials purchased. This focused, multi-variable analysis resulted in a refined list of suppliers that we determined potentially supplied us with products or materials containing 3TGs (our “in-scope suppliers”).

We engaged Source Intelligence, a third-party consultant (“SI”), to assist with our RCOI, supplier engagement, and due diligence. We sent each of our in-scope suppliers an introductory email describing our conflict minerals compliance program requirements and introducing them to SI. SI then engaged with those suppliers and asked them to provide and/or update their RCOI information. We utilized the Conflict Minerals Reporting Template (“CMRT”) developed by the Responsible Minerals Initiative (“RMI”) (revision 6.31) to conduct a survey of all in-scope suppliers. We periodically reviewed the supplier list throughout our annual conflict minerals campaign to determine whether there were any irrelevant or “out-of-scope” suppliers that should be removed from the survey process.

SI requested that all suppliers complete a CMRT and offered support to suppliers, where needed, related to the use of the CMRT. All submitted forms were accepted and classified as valid or invalid so that all data was retained. We continued to engage our suppliers throughout the entire RCOI process by providing feedback on smelters and refiners that suppliers named, reminders for any non-responsive suppliers, and detailed reasoning and recommendations for suppliers whose data did not meet SI’s validity-check expectations. SI made up to five follow-up requests to suppliers to obtain responses. SI compared the data obtained from our suppliers’ responses to information that had been collected and verified by third parties, including information from the RMI website and information in SI‘s database in order to determine the country of origin with the greatest possible specificity. Sixty-two percent (62%) of in-scope suppliers responded to our request.

Our suppliers identified 343 verified smelters and refiners. Based on the information available to us as a member of RMI, 49 of those smelters and refiners were reported to have some sourcing from covered countries. In the course of our RCOI, we were not able to definitively confirm the country of origin of all 3TGs that were contained in the materials or products that we purchased from our suppliers or to determine whether those 3TGs were from recycled or scrap sources. Therefore, we have concluded that some of our products manufactured during the reporting period contain necessary 3TGs that may have originated in the covered countries or may not be from recycled or scrap sources. Accordingly, we performed due diligence in an effort to determine the source and chain of custody of these necessary 3TGs.

Due Diligence

Design of Due Diligence Measures

The Company’s due diligence measures were designed to conform in all material respects with the due diligence framework in the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict–Affected and High-Risk Areas and the related supplements for tin, tantalum, tungsten and for gold, Third Edition, 2016 (“OECD Guidance”).

Due Diligence Measures Performed

Due diligence measures performed for reporting year 2023 consisted of the following:

1.    OECD Step #1: Establish and Maintain Strong Company Management Systems. The Company’s Compliance department oversaw the Company’s conflict minerals compliance program. The Vice President of Internal Audit and Corporate Compliance led the Global Compliance Team in its efforts to address and mitigate any conflict minerals-related risk and reported directly to STERIS’s Vice President, Chief Compliance Officer. The STERIS Conflict Minerals Sourcing Policy (“Policy”) has been made available to the public via STERIS’s website at https://www.steris.com/sustainability/key-policies-supporting-sustainability/conflict-minerals-sourcing-policy. The Policy advises suppliers that failure to comply with the policy may result in termination of the Company’s relationship with the non-compliant supplier.

The STERIS Supplier Code of Conduct (“Supplier Code”) prohibits suppliers from incorporating materials or parts in materials or services supplied to STERIS that would violate any law or regulation because of the origin of the material, part or service. The Supplier Code provides that suppliers must have a policy to reasonably assure that the tantalum, tin, tungsten and gold in the products they manufacture do not directly or indirectly finance or benefit armed groups that are perpetrators of serious human rights abuses in the covered countries. The Supplier Code further provides that suppliers must exercise due diligence on the source and chain of custody of these materials and make the results of their due diligence measures available to STERIS upon request. The Supplier Code is available to the public via STERIS’s website at https://www.steris.com/about/business/supplier-code-of-conduct.cfm.

As part of the Company’s document retention policy, it is the Company’s policy to retain supplier responses and other communications and information relating to conflict minerals in electronic form for five (5) years.

During 2023, we emphasized supplier education relating to sourcing and information about the origin of conflict minerals. SI sent follow-up responses to the suppliers we identified as being at a higher risk of potentially sourcing from high-risk smelters and requested the removal of those smelters from their supply chain.

The Company has grievance mechanisms whereby employees and suppliers can report concerns about the Company’s Policy and conflict minerals sourcing. Suppliers and other third parties may contact STERIS directly to communicate or report grievances via our integrity helpline or webline, which are published in both the STERIS Code of Business Conduct and the Supplier Code of Conduct which may be found at https://www.steris.com/sustainability/corporate-governance/code-of-conduct-translated and https://www.steris.com/sustainability/corporate-governance/supplier-code-of-conduct.cfm respectively.

2.    OECD Step #2: Identify and Assess Supply Chain Risk. We used a risk-based approach to identify our in-scope suppliers for reporting year 2023. We identified those suppliers whose products were most likely to contain conflict minerals based on their commodity code within our materials planning system. We further refined our results by targeting those suppliers that represent a larger spend in order to maximize the impact of our survey efforts. On our behalf, SI reviewed all responses received from our in-scope suppliers and followed up with them regarding incomplete and inaccurate responses and the submission of invalid forms. In addition, suppliers were contacted about the use of invalid forms and were encouraged to submit valid forms. SI reviewed the lists of smelters and refiners provided by our suppliers and validated and cross-referenced that smelter and refiner information against information available through the RMI website. We provided information to our suppliers as to whether the smelters and refiners they listed were bona fide smelters or refiners and whether they had been audited and had a status of “conformant” with the Responsible Minerals Assurance Process (“RMAP”) or by RMAP-recognized programs (including the London Bullion Market Association Responsible Gold Guidance and the Responsible Jewellery Council), were active in such a process, were neither conformant nor active, or were not recognized as being a smelter or refiner.

For each facility that meets the RMI definition of a smelter or refiner of a 3TG, we assigned a risk rating of 3 (high), 2 (medium) or 1 (low) based on country-of-origin risk level as defined by RMI. In addition, we evaluated our suppliers on the strength of their conflict minerals programs as they were described in the suppliers’ CMRT responses. Based on that assignment of risk, we asked SI to follow up directly with any supplier that identified certain smelters or refiners of the highest concern.

3.     OECD Step #3: Design and Implement a Strategy to Respond to Identified Risks. Our Global Compliance Team periodically briefed our Chief Compliance Officer and our Board of Directors about the Company’s conflict minerals compliance activities and results of our due diligence measures. Also as noted above, we followed up with nonresponding suppliers and suppliers who provided incomplete responses. We provided information to certain suppliers about the Rule and why we must obtain conflict minerals information from them.

As part of a strategy to respond to identified risks, suppliers who disclosed a smelter or refiner that we determined was “high-risk” for conflict minerals issues were flagged following completion of the CMRT campaign. When our supplier responses included any of these high-risk facilities, the supplier was instructed to take certain risk mitigation actions, escalating up to removal of these high-risk smelters from its supply chain. We may also request that these high-risk smelters engage with the Responsible Minerals Audit Process and become conformant with the conflict-free assessment protocol. Per our STERIS Code of Business Conduct, any reports to our integrity helpline and webline are fully investigated and are reported to our Board of Directors.

4.     OECD Step #4: Carry Out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices. We do not have a direct relationship with smelters or refiners of conflict minerals. Therefore, we do not carry out audits of smelters or refiners identified by our suppliers as being in their supply chains. However, we support audits conducted by third parties as a part of RMI of which we are a member (member code: STER).

5.     OECD Step #5: Report Annually on Supply Chain Due Diligence. We report on our conflict minerals due diligence annually, and we make our Form SD and this Conflict Minerals Report publicly available on our website at https://sterisplc.gcs-web.com/financials/sec-filings.

Results of Due Diligence

Some of our suppliers provided us with names of smelters and refiners that may have processed the necessary 3TGs in their supply chains. Based on the information available to us as a member of RMI and from SI’s database, approximately 87.76% of the smelters and refiners named by our suppliers for calendar year 2023 that reported to RMI some sourcing from the covered countries were designated by RMI or London Bullion Market Association (“LBMA”) as conformant and 4.08% were designated by RMI as active or progressing. Based on the responses provided by our suppliers as reviewed against the data available to us as RMI members and against SI’s database, as of March 27, 2024, we have concluded that some of the tin, tantalum, tungsten and gold contained in our products may have originated in the countries listed in Tables 1-4 below.

1.     Facilities Used to Process Necessary Conflict Minerals

As a result of our due diligence, we obtained information from approximately 62% of our in-scope suppliers about the smelters and refiners that processed the necessary conflict minerals in their supply chains. We reviewed our suppliers’ responses and compared the names of the smelters and refiners they disclosed to the information included on the RMI website and SI’s database. Because most of our suppliers provided Company-level CMRTs, we were unable to determine whether any particular smelters or refiners named in their responses actually processed the necessary 3TGs in our products. However, based on our review of our suppliers’ CMRT responses, we believe that the facilities that may have been used to process the 3TGs contained in our products include, but may not be limited to, the smelters and refiners listed in Appendix A. Because most of our suppliers provided Company-level CMRTs, this list includes more facilities than those that actually processed the minerals contained in our products.

Our supplier responses included conformant and active smelters and refiners and others that were unknown or that were not participating in the RMAP process. Only the conformant and active smelters and refiners, as well as other facilities verified as smelters or refiners based on the information available to us from SI, have been listed in Appendix A.

2.     Countries of Origin of Our Necessary Conflict Minerals

SI reviewed the lists of smelters and refiners provided by our direct suppliers and validated and cross-referenced that information against information available through the RMI website and SI’s database. Based on this information, our suppliers’ responses and the information available to us as a member of RMI, as of March 27, 2024, the possible countries of origin of the necessary conflict minerals in our products include, but may not be limited to, the following:

Table 1

Possible Countries of Origin – Tin

Angola	Hong Kong	Peru

Argentina	Hungary	Philippines

Armenia	India	Poland

Australia	Indonesia	Portugal

Austria	Ireland	Russian Federation

Belgium	Israel	Rwanda

Bolivia	Ivory Coast	Sierra Leone

Brazil	Japan	Singapore

Burundi	Jersey	Slovakia

Cambodia	Kazakhstan	South Africa

Canada	Kenya	South Sudan

Central African Republic	Korea, Republic of	Spain

Chile	Kyrgyzstan	Suriname

China	Laos	Sweden

Colombia	Luxembourg	Switzerland

Congo, Republic of the	Madagascar	Taiwan

Czech Republic	Malaysia	Tanzania

Djibouti	Mexico	Thailand

Congo, Democratic Republic of the	Mongolia	Turkey

Ecuador	Morocco	Uganda

Egypt	Mozambique	United Kingdom

Estonia	Myanmar	United States

Ethiopia	Namibia	Uzbekistan

France	Netherlands	Viet Nam

Germany	Nigeria	Zambia

Guyana	Papua New Guinea	Zimbabwe

Table 2

Possible Countries of Origin – Tantalum

Angola	Ghana	Netherlands

Argentina	Guinea	Niger

Australia	Guyana	Nigeria

Austria	Hungary	Peru

Belarus	India	Philippines

Belgium	Indonesia	Poland

Bolivia	Ireland	Portugal

Brazil	Israel	Russian Federation

Burundi	Italy	Rwanda

Cambodia	Ivory Coast	Sierra Leone

Canada	Japan	Singapore

Central African Republic	Jersey	Slovakia

Chile	Kazakhstan	South Africa

China	Kenya	South Sudan

Colombia	Korea, Republic of	Spain

Congo, Democratic Republic of the	Laos	Suriname

Congo, Republic of the	Luxembourg	Switzerland

Czech Republic	Madagascar	Taiwan

Djibouti	Malaysia	Tanzania

Ecuador	Mali	Thailand

Egypt	Mexico	Uganda

Estonia	Mongolia	United Kingdom

Ethiopia	Mozambique	United States of America

France	Myanmar	Vietnam

Germany	Namibia	Zambia

Zimbabwe

Table 3

Possible Countries of Origin – Tungsten

Angola	Guinea	Peru

Argentina	Guyana	Philippines

Australia	Hungary	Portugal

Austria	India	Russian Federation

Belgium	Indonesia	Rwanda

Bolivia	Ireland	Sierra Leone

Brazil	Israel	Singapore

Burundi	Ivory Coast	Slovakia

Cambodia	Japan	South Africa

Canada	Kazakhstan	South Sudan

Central African Republic	Korea, Republic of	Spain

Chile	Laos	Suriname

China	Luxembourg	Switzerland

Colombia	Madagascar	Taiwan

Congo, Democratic Republic of the	Malaysia	Tanzania

Congo, Republic of the	Mexico	Thailand

Czech Republic	Mongolia	Uganda

Djibouti	Mozambique	United Kingdom

Ecuador	Myanmar	United States of America

Egypt	Namibia	Vietnam

Estonia	Netherlands	Zambia

Ethiopia	Niger	Zimbabwe

France	Nigeria

Germany	Papua New Guinea

Table 4

Possible Countries of Origin – Gold

Argentina	Hungary	Philippines

Armenia	India	Poland

Australia	Indonesia	Portugal

Austria	Ireland	Russian Federation

Belgium	Israel	Rwanda

Bermuda	Italy	Saudi Arabia

Bolivia	Ivory Coast	Sierra Leone

Brazil	Japan	Singapore

Burundi	Jersey	Slovakia

Cambodia	Kazakhstan	South Africa

Canada	Korea, Republic of	Spain

Chile	Kyrgyzstan	Suriname

China	Laos	Sweden

Colombia	Luxembourg	Switzerland

Congo, Democratic Republic of the	Madagascar	Taiwan

Congo, Republic of the	Malaysia	Tajikistan

Czech Republic	Mali	Tanzania

Djibouti	Mexico	Thailand

Ecuador	Mongolia	Turkey

Egypt	Mozambique	United Arab Emirates

Estonia	Myanmar	United Kingdom

Ethiopia	Namibia	United States

Finland	Netherlands	Uzbekistan

France	New Zealand	Vietnam

Germany	Niger	Zambia

Ghana	Nigeria	Zimbabwe

Guinea	Papua New Guinea

Guyana	Peru

Hong Kong

3.    Efforts to Determine Mine or Location of Origin.

We have determined that the most reasonable effort we can make to determine the mines or locations of origin of our necessary conflict minerals to the greatest possible specificity is to seek information from our direct suppliers about the smelters and refiners and the countries of origin of the necessary conflict minerals in our supply chain and to ask our suppliers to make the same inquiries from their suppliers. As noted above, upon receipt of supplier-provided data, we utilized our RMI membership and relationship with SI to determine the possible countries of origin by cross-referencing the data against RMI’s lists of recognized conformant smelters and refiners and against SI’s database.

Steps Taken and Being Taken to Mitigate Risk and Improve Due Diligence

In reporting year 2024, we expect to continue providing additional background and assistance to suppliers where necessary to facilitate obtaining responses. STERIS currently expects to continue to fund and participate in the RMI which reduces conflict minerals risk for all supply chains by working to increase the number of smelters and refiners whose due diligence practices meet the Responsible Mineral Assessment Protocols.

Forward-Looking Statements

Certain statements contained in this Report, including those made under the “Steps Taken and Being Taken to Mitigate Risk and Improve Due Diligence” section, reflect the Company’s expectations with respect to future performance and constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among other things, statements of the plans and objectives of management for future operations. These statements are subject to a variety of uncertainties, unknown risks and other factors concerning the Company’s operations and business environment, which are difficult to predict and are beyond the control of the Company.

APPENDIX A

Metal	Smelter Name	Smelter ID
Gold	8853 S.p.A.	CID002763
Gold	ABC Refinery Pty Ltd.	CID002920
Gold	Abington Reldan Metals, LLC	CID002708
Gold	Advanced Chemical Company	CID000015
Gold	African Gold Refinery	CID003185
Gold	Agosi AG	CID000035
Gold	Aida Chemical Industries Co., Ltd.	CID000019
Gold	Al Etihad Gold Refinery DMCC	CID002560
Gold	Albino Mountinho Lda.	CID002760
Gold	Alexy Metals	CID003500
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058
Gold	Argor-Heraeus S.A.	CID000077
Gold	Asahi Pretec Corp.	CID000082
Gold	Asahi Refining Canada Ltd.	CID000924
Gold	Asahi Refining USA Inc.	CID000920
Gold	Asaka Riken Co., Ltd.	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103
Gold	AU Traders and Refiners	CID002850
Gold	Augmont Enterprises Private Limited	CID003461
Gold	Aurubis AG	CID000113
Gold	Bangalore Refinery	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128
Gold	Boliden AB	CID000157
Gold	C. Hafner GmbH + Co. KG	CID000176
Gold	Caridad	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	CID000185
Gold	Cendres + Metaux S.A.	CID000189
Gold	CGR Metalloys Pvt Ltd.	CID003382
Gold	Chimet S.p.A.	CID000233
Gold	Chugai Mining	CID000264
Gold	Coimpa Industrial LTDA	CID004010
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343
Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867
Gold	Dijllah Gold Refinery FZC	CID003348
Gold	Dongwu Gold Group	CID003663
Gold	Dowa	CID000401
Gold	DSC (Do Sung Corporation)	CID000359
Gold	Eco-System Recycling Co., Ltd. East Plant	CID000425
Gold	Eco-System Recycling Co., Ltd. North Plant	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	CID003425
Gold	Emerald Jewel Industry India Limited (Unit 1)	CID003487
Gold	Emerald Jewel Industry India Limited (Unit 2)	CID003488
Gold	Emerald Jewel Industry India Limited (Unit 3)	CID003489
Gold	Emerald Jewel Industry India Limited (Unit 4)	CID003490
Gold	Emirates Gold DMCC	CID002561

Metal	Smelter Name	Smelter ID
Gold	Fidelity Printers and Refiners Ltd.	CID002515
Gold	Fujairah Gold FZC	CID002584
Gold	Geib Refining Corporation	CID002459
Gold	GG Refinery Ltd.	CID004506
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	CID002852
Gold	Gold by Gold Colombia	CID003641
Gold	Gold Coast Refinery	CID003186
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909
Gold	Guangdong Jinding Gold Limited	CID002312
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671
Gold	Heimerle + Meule GmbH	CID000694
Gold	Heraeus Germany GmbH Co. KG	CID000711
Gold	Heraeus Metals Hong Kong Ltd.	CID000707
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CID000773
Gold	HwaSeong CJ CO., LTD.	CID000778
Gold	Industrial Refining Company	CID002587
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801
Gold	International Precious Metal Refiners	CID002562
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807
Gold	Istanbul Gold Refinery	CID000814
Gold	Italpreziosi	CID002765
Gold	JALAN & Company	CID002893
Gold	Japan Mint	CID000823
Gold	Jiangxi Copper Co., Ltd.	CID000855
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927
Gold	JSC Novosibirsk Refinery	CID000493
Gold	JSC Uralelectromed	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937
Gold	K.A. Rasmussen	CID003497
Gold	Kaloti Precious Metals	CID002563
Gold	Kazakhmys Smelting LLC	CID000956
Gold	Kazzinc	CID000957
Gold	Kennecott Utah Copper LLC	CID000969
Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511
Gold	Kojima Chemicals Co., Ltd.	CID000981
Gold	Korea Zinc Co., Ltd.	CID002605
Gold	Kundan Care Products Ltd.	CID003463
Gold	Kyrgyzaltyn JSC	CID001029
Gold	Kyshtym Copper-Electrolytic Plant ZAO	CID002865
Gold	L’azurde Company For Jewelry	CID001032
Gold	Lingbao Gold Co., Ltd.	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058
Gold	L’Orfebre S.A.	CID002762
Gold	LS-NIKKO Copper Inc.	CID001078

Metal	Smelter Name	Smelter ID
Gold	LT Metal Ltd.	CID000689
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093
Gold	Marsam Metals	CID002606
Gold	Materion	CID001113
Gold	Matsuda Sangyo Co., Ltd.	CID001119
Gold	MD Overseas	CID003548
Gold	Metal Concentrators SA (Pty) Ltd.	CID003575
Gold	Metallix Refining Inc.	CID003557
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147
Gold	Metalor Technologies S.A.	CID001153
Gold	Metalor USA Refining Corporation	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161
Gold	Mitsubishi Materials Corporation	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193
Gold	MKS PAMP SA	CID001352
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509
Gold	Modeltech Sdn Bhd	CID002857
Gold	Morris and Watson	CID002282
Gold	Moscow Special Alloys Processing Plant	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220
Gold	Navoi Mining and Metallurgical Combinat	CID001236
Gold	NH Recytech Company	CID003189
Gold	Nihon Material Co., Ltd.	CID001259
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	CID001326
Gold	Pease & Curren	CID002872
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362
Gold	Planta Recuperadora de Metales SpA	CID002919
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	CID001397
Gold	PX Precinox S.A.	CID001498
Gold	QG Refining, LLC	CID003324
Gold	Rand Refinery (Pty) Ltd.	CID001512
Gold	Refinery of Seemine Gold Co., Ltd.	CID000522
Gold	REMONDIS PMR B.V.	CID002582
Gold	Royal Canadian Mint	CID001534
Gold	SAAMP	CID002761
Gold	Sabin Metal Corp.	CID001546
Gold	Safimet S.p.A	CID002973
Gold	SAFINA A.S.	CID002290
Gold	Sai Refinery	CID002853
Gold	Sam Precious Metals	CID003666
Gold	Samduck Precious Metals	CID001555
Gold	SAMWON METALS Corp.	CID001562

Metal	Smelter Name	Smelter ID
Gold	SEMPSA Joyeria Plateria S.A.	CID001585
Gold	Shandong Gold Smelting Co., Ltd.	CID001916
Gold	Shandong Humon Smelting Co., Ltd.	CID002525
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622
Gold	Shenzhen CuiLu Gold Co., Ltd.	CID002750
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CID002527
Gold	Shirpur Gold Refinery Ltd.	CID002588
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736
Gold	Singway Technology Co., Ltd.	CID002516
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756
Gold	Solar Applied Materials Technology Corp.	CID001761
Gold	Sovereign Metals	CID003383
Gold	State Research Institute Center for Physical Sciences and Technology	CID003153
Gold	Sudan Gold Refinery	CID002567
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798
Gold	SungEel HiMetal Co., Ltd.	CID002918
Gold	Super Dragon Technology Co., Ltd.	CID001810
Gold	T.C.A S.p.A	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875
Gold	Tokuriki Honten Co., Ltd.	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947
Gold	TOO Tau-Ken-Altyn	CID002615
Gold	Torecom	CID001955
Gold	Umicore Precious Metals Thailand	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980
Gold	United Precious Metal Refining, Inc.	CID001993
Gold	Valcambi S.A.	CID002003
Gold	WEEEREFINING	CID003615
Gold	Western Australian Mint (T/a The Perth Mint)	CID002030
Gold	WIELAND Edelmetalle GmbH	CID002778
Gold	Yamakin Co., Ltd.	CID002100
Gold	Yokohama Metal Co., Ltd.	CID002129
Gold	Yunnan Copper Industry Co., Ltd.	CID000197
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224
Tantalum	5D Production OU	CID003926
Tantalum	AMG Brasil	CID001076
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211
Tantalum	D Block Metals, LLC	CID002504
Tantalum	F&X Electro-Materials Ltd.	CID000460
Tantalum	FIR Metals & Resource Ltd.	CID002505
Tantalum	Global Advanced Metals Aizu	CID002558
Tantalum	Global Advanced Metals Boyertown	CID002557
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CID000291
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	CID002842

Metal	Smelter Name	Smelter ID
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506
Tantalum	KEMET de Mexico	CID002539
Tantalum	Materion Newton Inc.	CID002548
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163
Tantalum	Mineracao Taboca S.A.	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192
Tantalum	Molycorp Silmet A.S.	CID001200
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277
Tantalum	PowerX Ltd.	CID004054
Tantalum	QuantumClean	CID001508
Tantalum	Resind Industria e Comercio Ltda.	CID002707
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CID003583
Tantalum	Solikamsk Magnesium Works OAO	CID001769
Tantalum	Taki Chemical Co., Ltd.	CID001869
Tantalum	TANIOBIS Co., Ltd.	CID002544
Tantalum	TANIOBIS GmbH	CID002545
Tantalum	TANIOBIS Japan Co., Ltd.	CID002549
Tantalum	TANIOBIS Smelting GmbH & Co. KG	CID002550
Tantalum	Telex Metals	CID001891
Tantalum	Ulba Metallurgical Plant JSC	CID001969
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CID000616
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	CID002508
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522
Tin	Alpha	CID000292
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703
Tin	Aurubis Beerse	CID002773
Tin	Aurubis Berango	CID002774
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190
Tin	China Tin Group Co., Ltd.	CID001070
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	CID003486
Tin	CRM Synergies	CID003524
Tin	CV Ayi Jaya	CID002570
Tin	CV Venus Inti Perkasa	CID002455
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CID003356
Tin	Dowa	CID000402
Tin	DS Myanmar	CID003831
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572
Tin	EM Vinto	CID000438
Tin	Estanho de Rondonia S.A.	CID000448
Tin	Fabrica Auricchio Industria e Comercio Ltda.	CID003582
Tin	Fenix Metals	CID000468
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CID003410
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538

Metal	Smelter Name	Smelter ID
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231
Tin	Luna Smelter, Ltd.	CID003387
Tin	Ma’anshan Weitai Tin Co., Ltd.	CID003379
Tin	Magnu’s Minerais Metais e Ligas Ltda.	CID002468
Tin	Malaysia Smelting Corporation (MSC)	CID001105
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	CID004434
Tin	Melt Metais e Ligas S.A.	CID002500
Tin	Metallic Resources, Inc.	CID001142
Tin	Mineracao Taboca S.A.	CID001173
Tin	Mining Minerals Resources SARL	CID004065
Tin	Minsur	CID001182
Tin	Mitsubishi Materials Corporation	CID001191
Tin	Modeltech Sdn Bhd	CID002858
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573
Tin	Novosibirsk Tin Combine	CID001305
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	CID002517
Tin	Operaciones Metalurgicas S.A.	CID001337
Tin	Pongpipat Company Limited	CID003208
Tin	Precious Minerals and Smelting Limited	CID003409
Tin	PT Aries Kencana Sejahtera	CID000309
Tin	PT Artha Cipta Langgeng	CID001399
Tin	PT ATD Makmur Mandiri Jaya	CID002503
Tin	PT Babel Inti Perkasa	CID001402
Tin	PT Babel Surya Alam Lestari	CID001406
Tin	PT Bangka Prima Tin	CID002776
Tin	PT Bangka Serumpun	CID003205
Tin	PT Bangka Tin Industry	CID001419
Tin	PT Belitung Industri Sejahtera	CID001421
Tin	PT Bukit Timah	CID001428
Tin	PT Cipta Persada Mulia	CID002696
Tin	PT Menara Cipta Mulia	CID002835
Tin	PT Mitra Stania Prima	CID001453
Tin	PT Mitra Sukses Globalindo	CID003449
Tin	PT Panca Mega Persada	CID001457
Tin	PT Premium Tin Indonesia	CID000313
Tin	PT Prima Timah Utama	CID001458
Tin	PT Putera Sarana Shakti (PT PSS)	CID003868
Tin	PT Rajawali Rimba Perkasa	CID003381
Tin	PT Rajehan Ariq	CID002593
Tin	PT Refined Bangka Tin	CID001460
Tin	PT Sariwiguna Binasentosa	CID001463
Tin	PT Stanindo Inti Perkasa	CID001468

Metal	Smelter Name	Smelter ID
Tin	PT Timah Tbk Kundur	CID001477
Tin	PT Timah Tbk Mentok	CID001482
Tin	PT Tinindo Inter Nusa	CID001490
Tin	PT Tirus Putra Mandiri	CID002478
Tin	PT Tommy Utama	CID001493
Tin	Resind Industria e Comercio Ltda.	CID002706
Tin	Rui Da Hung	CID001539
Tin	Super Ligas	CID002756
Tin	Thaisarco	CID001898
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CID002180
Tin	Tin Technology & Refining	CID003325
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574
Tin	VQB Mineral and Trading Group JSC	CID002015
Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397
Tungsten	A.L.M.T. TUNGSTEN Corp.	CID000004
Tungsten	ACL Metais Eireli	CID002833
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	CID003427
Tungsten	Artek LLC	CID003553
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502
Tungsten	China Molybdenum Co., Ltd.	CID002641
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CID000281
Tungsten	Cronimet Brasil Ltda	CID003468
Tungsten	DONGKUK INDUSTRIES CO., LTD.	CID004060
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CID003609
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494
Tungsten	Global Tungsten & Powders LLC	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218
Tungsten	H.C. Starck Tungsten GmbH	CID002541
Tungsten	HANNAE FOR T Co., Ltd.	CID003978
Tungsten	Hubei Green Tungsten Co., Ltd.	CID003417
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766
Tungsten	Hunan Jintai New Material Co., Ltd.	CID000769
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CID002513
Tungsten	Hydrometallurg, JSC	CID002649
Tungsten	Japan New Metals Co., Ltd.	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CID002313
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316
Tungsten	JSC “Kirovgrad Hard Alloys Plant”	CID003408
Tungsten	Kenee Mining Corporation Vietnam	CID004619

Metal	Smelter Name	Smelter ID
Tungsten	Kennametal Huntsville	CID000105
Tungsten	Lianyou Metals Co., Ltd.	CID003407
Tungsten	Lianyou Resources Co., Ltd.	CID004397
Tungsten	LLC Vostok	CID003643
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319
Tungsten	Masan High-Tech Materials	CID002543
Tungsten	Moliren Ltd.	CID002845
Tungsten	Nam Viet Cromit Joint Stock Company	CID004034
Tungsten	Niagara Refining LLC	CID002589
Tungsten	NPP Tyazhmetprom LLC	CID003416
Tungsten	OOO “Technolom” 1	CID003614
Tungsten	OOO “Technolom” 2	CID003612
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CID004430
Tungsten	TANIOBIS Smelting GmbH & Co. KG	CID002542
Tungsten	Tungsten Vietnam Joint Stock Company	CID003993
Tungsten	Unecha Refractory Metals Plant	CID002724
Tungsten	Wolfram Bergbau und Hutten AG	CID002044
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CID003662